UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): September 15, 2021

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 LTIP Awards Under the 2019 Executive Incentive Plan

As previously disclosed in the Centrus Energy Corp. (the “Company”) Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 28, 2021 (the “Proxy Statement”), the Compensation, Nominating and Governance Committee (the “Committee”) of the Board of Directors of the Company had previously approved an Executive Incentive Plan in 2019 (the “2019 EIP”), which arises under and is subject to the terms of the Company’s 2014 Equity Incentive Plan, as may be amended and/or restated from time to time (the “2014 Plan”).

As described in detail in the Proxy Statement, the 2019 EIP includes a multi-year long-term incentive program (“LTIP”) consisting of equity denominated awards. The LTIP provides for a series of three-year overlapping performance periods tied to equity performance. Each three year period provides for potential award based on one-third of the participant’s base salary.

On September 15, 2021, the Committee approved the LTIP awards covering the 2021 to 2023 performance period (the “2021 LTIP Awards”). As set forth in the Proxy Statement, at the time of the filing of the Proxy Statement, the Committee expected that the 2021 LTIP Awards would be awarded 50% in stock options and 50% in performance based restricted stock units. However, as permitted by the 2019 EIP and the 2014 Plan, based on advice and feedback received from the Company’s independent compensation consultant, the Committee determined that the 2021 LTIP Awards should be awarded 50% in notional shares and 50% in share appreciation rights, and are subject to the Company meeting a net income performance threshold.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	September 17, 2021	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer